1NASDAQ: WBTN Q3 2026 Shareholder Letter WEBTOON Entertainment

2 Dear Fellow Shareholders, This quarter, we continued to execute on the strategy we outlined last quarter: innovating our On-Platform flywheel through AI-powered innovation while also taking a larger, more direct stake in the IP it creates. Both of these priorities are gaining traction. In October, we brought our most ambitious slate of announcements yet to New York Comic Con, deepening our connection with the global fandoms that fuel our business. This momentum reinforces our confidence that our 2026 initiatives are laying the foundation for sustainable, durable growth ahead, and we anticipate the financial impact of our strategy will accelerate through next year and into the future. We also remain confident in our path to achieve double-digit revenue growth at the midpoint of guidance by year-end. Q3 2026 November 9, 2026

Our Flywheel: Human Stories, Amplified

WEBTOON was never meant to be just a webcomics platform. We are building the place people come to experience a story. And we can extend the lives of those stories as a webcomic, an animation, a game, a TV series, or a film. Our proven flywheel drives cross-format engagement, expands audience reach, and maximizes IP value. We believe we are living through a fundamental shift in how people spend their time and find meaning, and we have built this platform to meet that shift at speed and scale. That is why we believe we are only in the early innings of what our company can become.

Every hit on WEBTOON starts the same way: as a story our readers fall for first, enabling us to make future bets based on real reader response. Once it earns an audience, we can extend that experience into an animation, a live-action film, a television show, or even a game, carrying the story across borders, languages, and cultures, often at the same time. And the story doesn't end there. Fans consistently boomerang back to our platform to discover something new, and start the cycle again.

Superfans discover a story before anyone else, set the trend for the rest of the market to follow, and turn content into culture. Our flywheel serves them first: creators bring the stories, fans bring the passion, and that passion — discovering, rooting, reading, sharing — fuels the next round of content. Serve the superfan, and the mainstream follows.

The Remarried Empress shows just how far a single story can travel. It began as a webnovel, became a webcomic, premiered globally as a live-action series on Disney+ and Hulu just last week, and is now also in development as an anime with HAYATE and Crunchyroll. Each format finds its own audience - with dedicated fandoms consuming their favorite stories across multiple formats - and sends fans back to where the story began. That is the flywheel, working exactly as designed.


The Remarried Empress
THE REMARRIED EMPRESS
hulu
The Remarried Empress
November 4
hulu

The Remarried Empress (left to right): webnovel, webcomic, and live-action series

On-Platform: True to the Story. Human Creativity Taken Further by Technology

We believe human creativity will always be at the heart of storytelling. We use AI to amplify that creativity, helping great stories reach wider audiences sooner and in new ways, which in turn powers our flywheel. Auto-Translation enables a story with local relevance to reach a global audience. Short Animation helps more stories come alive on screen, faster. Digital Characters empowers fans to step inside the stories they already love and develop their own.

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4 Auto-Translation: One Story, Multiple Languages Since its May beta, we’ve steadily expanded access to Auto-Translation for eligible English-language CANVAS creators, with the phased rollout progressing as planned. With this expansion, more English-language series are now available across our other languages, including Spanish, French, Indonesian, Thai, German, and Traditional Chinese. The early results are encouraging. Comparing average weekly results for the eight weeks just before the beta launch with the eight weeks that ended in August, we saw CANVAS episodes read by our non-English readers grow almost 40% and CANVAS episodes read per reader grow close to 30%. These early stats suggest that readers aren’t trading their usual reading for translated CANVAS series — they’re adding them on top. Auto-Translation goes beyond just simply translating text, using our proprietary technology to understand a series’ context and characters in order to keep translations consistent across languages and authentic to the original story. Over time, we aim to extend Auto-Translation to more languages, giving creators additional avenues to access new audiences while further accelerating our global flywheel. Short Animation: A New Way to Experience Our Stories We see animation as one of the most genuine ways for users to fall in love with a story by bringing a character they've only read about to life. Built by our in-house creative team and supported by AI-assisted tools, our Short Animation feature complements the animated series we develop with top-tier partners, another way for our fans to enjoy stories and for our creators to reach their fans. While it is early days, we plan to roll out Short Animation thoughtfully, and we are excited about the new pathways our technology will allow us to tap into in partnership with our creators, growing the value of our proven IP. Digital Characters: From Reading to Engaging Fans want opportunities beyond just reading stories to interact more deeply with the content they love. byUs, our AI interactive story-chat service, lets fans talk with their favorite characters and even become storytellers themselves. With just a sketch of the core plot, AI can create a complete story in about five minutes. These stories are shared with the user community on our platform, creating entirely new IP inspired by the original and imagined by fans. Early results are strong. Since launching byUs in Korea in June, we have steadily expanded our library of IP and characters, including Operation: True Love, Special Civil Servant, and Garbage Time. In its first 10 weeks, byUs passed 14 million cumulative conversations, including more than 3.2 million around Ctrl+Alt+Resign, the service's first title. By week 17, total cumulative conversations roughly doubled to 28.4 million as weekly conversations grew about 1.5x, with fan-created stories driving about 64% of all conversations. More importantly, that engagement is driving fans back to the source. Building on the results we saw with Ctrl+Alt+Resign last quarter, byUs is now reigniting fandoms around completed series. Garbage Time, which concluded in January 2024, drew 820,000 conversations within 12 days of launching on byUs, with 95% of users coming from the original’s readership, a powerful demonstration of how Digital Characters can deepen engagement and re-engage existing audiences. We are now scaling byUs beyond Korea. In October, we launched byUs in Japanese on LINE Manga, building on our proven Korea playbook while tailoring the experience to Japanese fans, with more markets to follow. Reading has always been the beginning of a fan’s relationship with a story, and we are building what comes next.

byUs

Off-Platform: Taking Proven Hits Further

Our unique advantage is our deep library of user-validated IP, where passionate fandoms form and breakout hits emerge every day. We're turning that built-in demand into a more ambitious Off-Platform strategy, bringing our stories to new audiences through animation, live action, and games.

Animation Adaptations Continue to Grow

Animated adaptations remain a core pillar of our IP adaptation strategy. We continue to make strong progress across our animation slate, spanning both Japanese anime and Western animation and developed with top-tier partners — *Lore Olympus* with Prime Video, *Lumine* with OuiDo! Productions, *Eleceed* with bilibili, and our 10-title slate with Warner Bros. Animation. We're also moving beyond traditional licensing toward co-financed productions, giving us a greater stake in the value our stories create.

Most recently, we took that approach a step further, forming an anime co-production partnership with HAYATE and Crunchyroll to develop around 15 select WEBTOON titles together from the earliest stage, with Crunchyroll as the exclusive streamer in select territories. The slate, unveiled at New York Comic Con, includes *The Remarried Empress*, *Teenage Mercenary*, and *The Boxer*.


THE
REMARRIED
EMPRESS

The Remarried Empress


TEENAGE
MERCENARY

Teenage Mercenary


THE
BOXER

The Boxer

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6 Live Action Brings Our Stories to the Broadest Global Audiences Live action demonstrates how our in-house production capabilities are transforming proven digital hits into global entertainment franchises. The Remarried Empress (2.97B global views as of July 2026) premiered globally on Disney+ and Hulu on November 3, produced by our in-house production studio, Studio N. Meanwhile, The Mafia Nanny (430M global views as of October 2026), one of our most popular English WEBTOON Originals, entered development at Hulu in September. Charlize Theron is attached to executive produce alongside WEBTOON Productions, as well as 20th Television and Steady Collective. New Investments in Games Furthers IP Lifecycle Games are one of the most immersive ways fans experience our stories. We shared last quarter that we invested in RI Games Holdings Inc. to build a dedicated pipeline for turning proven IP into games, and that plan remains on track. Overgeared, one of the titles on RI Games’ slate we highlighted last quarter, is now coming to life across multiple formats. In October, its anime adaptation began streaming on Prime Video, Crunchyroll, and other platforms, and has since ranked No. 1 on Prime Video in Japan. In addition, pre-registration opened for the full-3D MMORPG through NEXON, a global developer and publisher of online games, ahead of its expected launch in November in Korea, Taiwan, Hong Kong, and Macau. Overgeared showcases how a single IP can extend across multiple formats, and we are now applying this formula across more of our own IP: stories that prove themselves as webcomics on our platform, extend into animation, and expand into games, with each format deepening the fanbase. Overgeared (left to right): webcomic, anime, and game At New York Comic Con, we gave fans a closer look at our upcoming Marvel Original series in a panel discussion with Marvel. Production is progressing well for the first three Marvel Originals we unveiled at San Diego Comic Con earlier this year – Tony’s Girl, That Time Deadpool Fell Into WEBTOON...and Found The Longest Title of All Time!!!, and X-Men Korea. We also unveiled one of our biggest milestones yet: the new Marvel Comics app, launching on November 16, which marks a significant expansion of our collaboration with Disney. The app brings more than 35,000 archived and current comics from Marvel, Star Wars, and 20th Century Studios into a single destination, with more from Disney’s portfolio planned. Features such as a dynamic cover-scroll interface, personalized recommendations, and Pull List help fans discover and keep up with new issues, in both page-based and Next Phase of Collaboration with Disney at New York Comic Con vertical-scroll formats. A new Ultimate tier also brings new issues to fans as soon as one month after print, versus three months on the Base tier.


COMICS
Access New Releases Sooner
INFINITY GAUNTLET
Coming 11.16
BOOKS OF DOOM

Marvel Comics App Booth at NYCC

Korea Extends Momentum, Japan Builds to Reignite Growth

As we expand our momentum across all regions, both On-Platform and Off-Platform, Korea and Japan show the strength – and opportunity – of our flywheel at two different stages. Our success in Korea, our market of origin, comes from strengthening every step of a reader's journey, starting with our content. Our stories span a wide range of genres, with creators continually adding new titles. Our ever-evolving recommendation system then matches each reader to stories they will love, driving more titles read per user.

We're also deepening fan engagement beyond reading. Following the release of Fan Tier Badges in April, we introduced Fan Score in August, measuring each fan's dedication to a series on a scale up to 99.9 based on activity such as episodes read, purchases, comments, and engagement with new releases. Together, these features reward fandom, strengthen loyalty, and create new pathways from casual readers to passionate fans and paying users. We're continuing to innovate around fandom, turning deeper engagement into long-term growth.

We have also been focused on bringing standout original series to audiences worldwide through simultaneous multilingual releases, or Global Drops. In September, we launched *The Warrior's Ballad* as our inaugural Global Drop, releasing the series in nine languages. We quickly saw strong results from this release, as it reached No. 1 in daily revenue in seven of the nine language markets within just 24 hours. A Korean original achieving immediate success across markets and languages is a powerful demonstration of our flywheel working at a global scale, further proving that stories transcend borders and languages. This means future Global Drops could come just as easily from our Japanese, English, and other language series. Recently, *The Assassin Hero's Astra Path*, produced by No.9, a Japanese studio in which we have made a strategic investment, was selected as our first Global Drop from Japan, launching later this year. Korea's continued growth momentum is a clear example of our flywheel at work, and we are actively applying this playbook across geographies including Japan.

Last quarter, we highlighted three priorities to accelerate Japan's return to growth, and we've made steady progress in each. First, to strengthen local original content, we plan to invest ¥10 billion–approximately $63M–over the next three years to discover more Japanese series through three channels: in-house production, co-production with publishers and studios, and individual creators. We are also strengthening the programs and platforms that allow us to take these series to global audiences faster. Following our first Global Drop from

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Japan, we will bring more Japanese series to global audiences through the program, and we are integrating Indies, our UGC platform in Japan, into CANVAS, adding Japanese to the seven languages CANVAS currently supports. And for series that find a global audience, webcomic serialization is only the beginning: we will develop them into world-class adaptations to build larger fandoms.

Second, we are transforming our user acquisition and engagement strategy by applying the proven model that has driven growth in Korea, including stronger content recommendation models and an improved web-to-app user experience.

Third, we are cultivating commercial partnerships with well-known brands to diversify user acquisition. Following our Lawson collaboration last quarter, we partnered with McDonald's Japan to allow users to exchange MyMcDonald's Rewards points for LINE Manga Coins. In October, we partnered with Samsung Electronics Japan on a coin promotion event targeting new users of Galaxy Z Fold8 right from the device setup.

To accelerate this progress, Hiroshi Mori was appointed Chief Business Officer of the Japan market and Co-Representative Director of LINE Digital Frontier, effective September 1. He leads our overall business in Japan, bringing a deep understanding of the local content industry to drive strong execution across all three growth vectors.


WEB TOON
GLOBAL DROP
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The Warrior's Ballad

Global Drop: The Warrior's Ballad

Advertising: Driving Additional Growth

We continue to see strong advertising momentum. In Korea, our most mature ad market, growth is broadening across categories and advertisers, combining premium, custom campaigns for global brands with a growing base of always-on, evergreen campaigns with major commerce partners. Outside Korea, our priority in the Rest of World remains growing our user base while building the foundation to unlock its long-term advertising potential. Even at this earlier stage, the business is already growing fast, as we deepen advertiser relationships across gaming, entertainment, and consumer brands, expand our global agency partnerships, and strengthen the programmatic infrastructure underneath all of it — including offerwall, rewarded video, and header bidding. Together, these efforts are building a more diversified, scalable advertising business with significant room to grow. This quarter, we launched the branded webcomic series *Onimusha: Way of the Sword* in partnership with video game company Capcom, a prequel to its new game, and *RAMYUNZ Save the World!* with food brand bibigo. These partnerships showcase a format uniquely suited to WEBTOON, where brands don't just place an ad but tell their own story natively to an engaged global audience.

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9 In Closing We are building a company that redefines what it means to experience a story – not just where it’s read, but where it goes next: the screen on which it comes to life, the world fans step into, and the characters they can interact with. Every story that begins on our platform holds the potential to become something far bigger. In 2026, we are laying the foundation for WEBTOON’s next phase of growth, building on our strong foundation to realize the full potential of our platform and IP. Junkoo Kim Founder & CEO, WEBTOON Entertainment Inc.

10 About WEBTOON Entertainment WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators. With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company’s content partners have included Warner Bros. Animation, Discord, HYBE, and Duolingo, among many others. With approximately 159 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform--WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others. Conference Call & Webcast Details As previously disclosed, the Company will host a webcast and conference call on November 9, 2026, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its third quarter ended September 30, 2026. A live webcast of the conference call will be available online at https://ir.webtoon.com/. For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year. Forward-Looking Statements This letter contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow our Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this letter are based on

11 reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to realize returns on investments made toward entering new markets and lines of business; failure to complete the proposed acquisition of RI Games Holdings Inc. on the expected timeline, or at all, and successfully integrate following the closing; failure to fully realize anticipated cost savings and other anticipated benefits of the proposed acquisition of RI Games Holdings Inc. when expected, or at all; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; exposure to liability and adverse effects from the use of AI; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in other filings we make with the SEC in the future. Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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